SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2020

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2020, the board of directors of Ebix, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to expressly permit, to the extent provided by law, the Company to hold meetings of the Company’s shareholders in part or solely by means of remote communication, effective immediately.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Ebix, Inc. (as amended through August 12, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Charles M. Harrell
Name:	Charles M. Harrell
Title:	General Counsel

Dated: August 18, 2020